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                                  EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                    Independent Certified Public Accountants,

                               dated July 11, 2003

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. Two to the Registration Statement on Form S-11 of our report dated February 21, 2003, relating to the financial statements and financial statement schedule of CNL Hospitality Properties, Inc., our report dated February 17, 2003, relating to the consolidated financial statements of Desert Ridge Resort Partners, LLC and its subsidiaries and our report dated February 14, 2003, relating to the consolidated financial statements of WB Resort Partners, LP and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Orlando, Florida
July 11, 2003